Contact:        Jim Gustafson
Investor Relations
DaVita Inc.
(310) 536-2585

DaVita Inc. 3rd Quarter 2019 Results
Denver, Colorado, November 5, 2019 — DaVita Inc. (NYSE: DVA) today announced results for the quarter ended September 30, 2019.
Third quarter 2019 financial and operational highlights:

•	Consolidated revenues of $2.904 billion.

•	Operating income of $378 million and adjusted operating income of $462 million.

•	Cash flows from continuing operations of $648 million.

•	Entered into a new $5.5 billion senior secured credit agreement and redeemed our 5.75% senior notes.

•	Repurchased 30,591,750 shares of our common stock at an average cost of $57.14 per share.

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Net income attributable to DaVita Inc.:	(dollars in millions, except per share data)
Net income from continuing operations	$150	$73	$465	$464
Per share	$0.99	$0.44	$2.87	$2.66
Adjusted net income from continuing operations(1)	$232	$93	$588	$467
Per share adjusted(1)	$1.53	$0.56	$3.64	$2.68
Net income (loss)	$143	$(137)	$566	$309
Per share	$0.95	$(0.82)	$3.50	$1.77

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Operating income:	(dollars in millions)
Operating income	$378	$289	$1,181	$1,138
Adjusted operating income(1)	$462	$314	$1,306	$1,143

(1)	For the definitions of non-GAAP financial measures see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning at page 14.
Certain items impacting the quarter:
Debt transactions: On August 12, 2019, we entered into a new $5.5 billion senior secured credit agreement consisting of a $1.75 billion senior secured Term Loan A facility with a delayed draw feature, a $2.75 billion senior secured Term Loan B facility and a $1.0 billion senior secured revolving line of credit. As of September 30, 2019, the new Term Loan A and Term Loan B were fully drawn and the new revolving line of credit remained undrawn. We used the proceeds from the new senior secured credit facilities to pay off the remaining balances outstanding on our previous senior secured credit facilities, redeem our 5.75% senior notes due 2022 and pay related redemption fees, and fund our modified "Dutch auction" tender offer (Tender Offer) to purchase shares of our common stock as further described below, as well as to repurchase additional shares of our common stock through open market transactions. The remaining debt borrowings added cash to our balance sheet for potential acquisitions, share repurchases and other general corporate purposes.
As a result of the debt transactions described above, we recorded debt refinancing and redemption charges of $21 million in the third quarter of 2019. These charges consist of write-offs of old debt discount and deferred financing costs, as well as the redemption premium associated with our 5.75% senior notes and professional fees.
Share repurchases: The following table summarizes repurchases of our common stock during the three and nine months ended September 30, 2019.

	Three months ended September 30, 2019			Nine months ended September 30, 2019
	Shares repurchased	Amount paid (in millions)	Average amount	Shares repurchased	Amount paid (in millions)	Average amount
Tender Offer(1)	21,801,975	$1,234	$56.60	21,801,975	$1,234	$56.60
Open market repurchases	8,789,775	514	58.49	10,849,751	626	57.72
	30,591,750	$1,748	$57.14	32,651,726	$1,860	$56.97

(1)
The amount paid for shares repurchased associated with the Company's Tender Offer during the three and nine months ended September 30, 2019 includes the clearing price of $56.50 per share plus related fees and expenses of $2 million.

In addition to the share repurchases described above, we have also repurchased 4,283,376 shares of our common stock for $246 million at an average cost of $57.32 per share from October 1, 2019 through November 4, 2019. Effective November 4, 2019, our Board of Directors terminated all remaining prior share repurchase authorizations available to us and approved a new share repurchase authorization of $2 billion.
Non-GAAP adjustments to operating income:
Goodwill impairment charge: During the quarter ended September 30, 2019, we recognized a non-cash goodwill impairment charge of $79 million in our Germany kidney care business as a result of continuing developments in the business and our expected timing and ability to mitigate them. This charge included a $17 million increase to the goodwill impairment charge due to the deferred tax assets that the impairment itself generated. The result was a $79 million goodwill impairment charge to operating income, a $17 million credit to tax expense, and a net $62 million impact on net income. We also recognized a $5 million goodwill impairment charge in our other German health operations.
Financial and operating metrics:

	Three months ended September 30,		Twelve months ended September 30,
	2019	2018	2019	2018
Cash flow:	(dollars in millions)
Operating cash flow	$641	$458	$1,781	$1,727
Operating cash flow from continuing operations	$648	$362	$1,602	$1,460
Free cash flow from continuing operations(1)	$437	$115	$722	$498

(1)	For the definitions of non-GAAP financial measures see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning at page 14.
Volume: Total U.S. dialysis treatments for the third quarter of 2019 were 7,673,191, or an average of 97,129 treatments per day, representing a per day increase of 2.7% over the third quarter of 2018. Normalized non-acquired treatment growth in the third quarter of 2019 as compared to the third quarter of 2018 was 2.2%.
Effective income tax rate: Our effective income tax rate on income from continuing operations was 23.8% and 24.3% for the three and nine months ended September 30, 2019, respectively. This effective income tax rate was impacted by the amount of third party owners' income attributable to non-tax paying entities. The effective income tax rate on income from continuing operations attributable to DaVita Inc. was 30.3% and 29.8% for the three and nine months ended September 30, 2019, respectively.
Our effective income tax rate on income from continuing operations attributable to DaVita Inc. for the three and nine months ended September 30, 2019 was further impacted by the write-off of deferred financing costs, other debt costs and goodwill impairment charges. Excluding these items from the three and nine months ended September 30, 2019, our effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. would have been 27.6% and 28.4% for the three and nine months ended September 30, 2019, respectively.
Center activity: As of September 30, 2019, we provided dialysis services to a total of approximately 233,300 patients at 2,985 outpatient dialysis centers, of which 2,736 centers were located in the United States and 249 centers were located in nine countries outside of the United States. During the third quarter of 2019, we opened a total of 24 new dialysis centers, acquired two dialysis centers and closed 13 dialysis centers in the United States. In addition, we opened one new dialysis center, acquired two dialysis centers and closed two dialysis centers outside of the United States during the third quarter of 2019.
Outlook:
The following forward-looking measures and the underlying assumptions involve significant risks and uncertainties, including those described below, and actual results may vary significantly from these current forward-looking measures. We do not provide guidance for consolidated operating income, diluted net income from continuing operations per share attributable to DaVita Inc. or effective tax rate on income from continuing operations on a GAAP basis nor a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis because we are unable to predict certain items contained in the GAAP measures without unreasonable efforts. These non-GAAP financial measures do not include certain items, including goodwill impairment charges and foreign currency fluctuations, any of which may be significant. The guidance for effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. also excludes the write-off of deferred financing costs, other debt costs and the amount of third party owners' income and related taxes attributable to non-tax paying entities.

	Current 2019 guidance		Prior 2019 guidance
	Low	High	Low	High
	(dollars in millions)
Adjusted operating income	$1,740	$1,770	$1,640	$1,700
Operating cash flow from continuing operations	$1,525	$1,675	$1,450	$1,625
Capital expenditures from continuing operations	$740	$780	$800	$840
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.	28.5%	29.5%	28.5%	29.5%

	Current 2020 guidance		Prior 2020 guidance
	Low	High	Low	High
	(dollars in millions, except per share)
Adjusted diluted net income from continuing operations per share attributable to DaVita Inc.	$5.25	$5.75	$5.00	$5.50
Capital expenditures from continuing operations	$700	$750	$700	$750

We will be holding a conference call to discuss our results for the third quarter ended September 30, 2019, on November 5, 2019, at 5:00 p.m. Eastern Time. To join the conference call, please dial (877) 918-6630 from the U.S. or (517) 308-9042 from outside the U.S., and provide the operator the password 'Earnings'. A replay of the conference call will be available on our website at investors.davita.com for the following 30 days.

DaVita Inc. and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”), including statements in this release, filings with the Securities and Exchange Commission (“SEC”), reports to stockholders and in meetings with investors and analysts. All such statements in this release, during the related presentation or other meetings, other than statements of historical fact, are forward-looking statements and as such are intended to be covered by the safe harbor for “forward-looking statements” provided by the PSLRA. Without limiting the foregoing, statements including the words “expect,” “intend,” “will,” “plan,” “anticipate,” “believe,” “we are confident that,” “forecast,” “guidance,” “outlook,” “goals,” and similar expressions are intended to identify forward-looking statements.
The forward-looking statements should be considered in light of these risks and uncertainties. All forward-looking statements in this release are based solely on information available to us on the date of this release. We undertake no obligation to publicly update or revise any of our guidance, the assessment of the underlying assumptions or other forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise.
These forward-looking statements could include but are not limited to statements related to our guidance and expectations for future periods and the assumptions underlying any such projections.
Our actual results and other events could differ materially from any forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things:

•
the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and a reduction in the number of patients under such plans, including as a result of restrictions or prohibitions on the use and/or availability of charitable premium assistance, which may result in the loss of revenues or patients, or our making incorrect assumptions about how our patients will respond to any change in financial assistance from charitable organizations;

•
the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof or related litigation, and the extent to which such developments result in a reduction in coverage or reimbursement rates for our services, a reduction in the number of patients enrolled in higher-paying commercial plans, or other material impacts to our business;

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs and the impact of the Medicare Advantage benchmark structure;

•
risks arising from potential and proposed federal and/or state legislation, regulation, ballot, executive action or other initiatives, including such initiatives related to healthcare and/or labor matters;

•
the impact of the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act, the exchanges and many other core aspects of the current health care marketplace;

•	changes in pharmaceutical practice patterns, reimbursement and payment policies and processes, or pharmaceutical pricing, including with respect to calcimimetics;

•	legal and compliance risks, such as our continued compliance with complex government regulations;

•	continued increased competition from dialysis providers and others, and other potential marketplace changes;

•
our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector that may erode our patient base and reimbursement rates, such as accountable care organizations, independent practice associations and integrated delivery systems;

•
our ability to complete acquisitions, mergers or dispositions that we might announce or be considering, on terms favorable to us or at all, or to integrate and successfully operate any business we may acquire or have acquired, or to successfully expand our operations and services in markets outside the United States, or to businesses outside of dialysis;

•
uncertainties related to potential payments and/or adjustments under certain provisions of the equity purchase agreement for the sale of our DaVita Medical Group business, such as post-closing adjustments and indemnification obligations;

•
noncompliance by us or our business associates with any privacy or security laws or any security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information;

•
the variability of our cash flows; the risk that we may not be able to generate sufficient cash in the future to service our indebtedness or to fund our other liquidity needs; and the risk that we may not be able to refinance our indebtedness as it becomes due, on terms favorable to us or at all;

•
factors that may impact our ability to repurchase stock under our stock repurchase program and the timing of any such stock repurchases, as well as our use of a considerable amount of available funds to repurchase stock;

•	risks arising from the use of accounting estimates, judgments and interpretations in our financial statements;

•	impairment of our goodwill, investments or other assets;

•
uncertainties related to our use of the proceeds from the DaVita Medical Group sale transaction and other available funds, including external financing and cash flow from operations, which may be or have been used in ways that we cannot assure will improve our results of operations or enhance the value of our common stock; and

•
uncertainties associated with the other risk factors set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 as updated by our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, and the other risks and uncertainties discussed in any subsequent reports that we file or furnish with SEC from time to time.

DAVITA INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(dollars in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Dialysis and related lab patient service revenues	$2,781,169	$2,670,701	$8,150,386	$7,980,178
Provision for uncollectible accounts	(3,977)	(11,977)	(19,689)	(35,838)
Net dialysis and related lab patient service revenues	2,777,192	2,658,724	8,130,697	7,944,340
Other revenues	126,886	188,606	359,198	639,387
Total revenues	2,904,078	2,847,330	8,489,895	8,583,727
Operating expenses and charges:
Patient care costs	1,991,172	2,063,770	5,913,860	6,168,444
General and administrative	298,736	336,299	824,887	866,922
Depreciation and amortization	155,915	146,000	456,685	435,878
Provision for uncollectible accounts	—	800	—	(7,300)
Equity investment (income) loss	(3,936)	3,824	(11,158)	(6,126)
Investment and other asset impairments	—	6,093	—	17,338
Goodwill impairment charges	83,855	—	124,892	3,106
Loss (gain) on changes in ownership interest, net	—	1,506	—	(32,451)
Total operating expenses and charges	2,525,742	2,558,292	7,309,166	7,445,811
Operating income	378,336	289,038	1,180,729	1,137,916
Debt expense	(88,589)	(125,927)	(351,774)	(359,135)
Debt prepayment, refinancing and redemption charges	(21,242)	—	(33,402)	—
Other income, net	5,280	4,007	17,863	10,583
Income from continuing operations before income taxes	273,785	167,118	813,416	789,364
Income tax expense	65,254	52,047	197,938	206,652
Net income from continuing operations	208,531	115,071	615,478	582,712
Net (loss) income from discontinued operations, net of tax	(6,843)	(211,739)	102,854	(147,829)
Net income (loss)	201,688	(96,668)	718,332	434,883
Less: Net income attributable to noncontrolling interests	(58,418)	(40,128)	(152,222)	(125,717)
Net income (loss) attributable to DaVita Inc.	$143,270	$(136,796)	$566,110	$309,166
Earnings per share attributable to DaVita Inc.:
Basic net income from continuing operations per share	$1.00	$0.44	$2.88	$2.69
Basic net income (loss) per share	$0.95	$(0.82)	$3.51	$1.79
Diluted net income from continuing operations per share	$0.99	$0.44	$2.87	$2.66
Diluted net income (loss) per share	$0.95	$(0.82)	$3.50	$1.77
Weighted average shares for earnings per share:
Basic	150,675,465	166,770,664	161,147,122	172,403,944
Diluted	151,295,950	167,262,358	161,636,011	174,348,421
Amounts attributable to DaVita Inc.:
Net income from continuing operations	$150,113	$73,371	$464,590	$463,989
Net (loss) income from discontinued operations	(6,843)	(210,167)	101,520	(154,823)
Net income (loss) attributable to DaVita Inc.	$143,270	$(136,796)	$566,110	$309,166

DAVITA INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)
(dollars in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Net income (loss)	$201,688	$(96,668)	$718,332	$434,883
Other comprehensive income (loss), net of tax:
Unrealized (losses) gains on interest rate cap agreements:
Unrealized (losses) gains	(1,060)	37	(1,672)	819
Reclassifications of net realized losses into net income (loss)	1,569	1,606	4,782	4,680
Unrealized losses on foreign currency translation:
Foreign currency translation adjustments	(44,502)	(8,827)	(45,790)	(39,475)
Other comprehensive loss	(43,993)	(7,184)	(42,680)	(33,976)
Total comprehensive income (loss)	157,695	(103,852)	675,652	400,907
Less: Comprehensive income attributable to noncontrolling interests	(58,418)	(40,128)	(152,222)	(125,717)
Comprehensive income (loss) attributable to DaVita Inc.	$99,277	$(143,980)	$523,430	$275,190

DAVITA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(dollars in thousands)

	Nine months ended September 30,
	2019	2018
Cash flows from operating activities:
Net income	$718,332	$434,883
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	456,685	435,878
Impairment charges	124,892	20,444
Debt prepayment, refinancing and redemption charges	33,402	—
Stock-based compensation expense	47,811	59,605
Deferred income taxes	72,590	200,056
Equity investment loss, net	5,131	8,611
Gain (loss) on sales of business interests, net	23,022	(57,547)
Other non-cash charges, net	24,291	164,856
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(182,684)	(74,622)
Inventories	9,519	88,355
Other receivables and other current assets	51,319	(757)
Other long-term assets	2,324	2,142
Accounts payable	(106,662)	(12,800)
Accrued compensation and benefits	(57,930)	40,225
Other current liabilities	140,046	45,624
Income taxes	57,279	21,749
Other long-term liabilities	(27,542)	5,546
Net cash provided by operating activities	1,391,825	1,382,248
Cash flows from investing activities:
Additions of property and equipment	(547,183)	(705,659)
Acquisitions	(77,348)	(113,526)
Proceeds from asset and business sales	3,863,619	135,268
Purchase of other debt and equity investments	(5,160)	(5,791)
Purchase of investments held-to-maturity	(98,322)	(3,728)
Proceeds from sale of other debt and equity investments	5,893	8,783
Proceeds from investments held-to-maturity	—	32,628
Purchase of equity investments	(8,770)	(12,874)
Distributions received on equity investments	1,296	3,580
Net cash provided by (used in) investing activities	3,134,025	(661,319)
Cash flows from financing activities:
Borrowings	38,519,991	41,674,279
Payments on long-term debt and other financing costs	(40,570,003)	(40,828,443)
Purchase of treasury stock	(1,837,022)	(1,161,511)
Distributions to noncontrolling interests	(157,170)	(139,673)
Stock award exercises and other share issuances, net	7,333	8,803
Contributions from noncontrolling interests	44,095	43,179
Proceeds from sales of additional noncontrolling interest	—	15
Purchases of noncontrolling interests	(10,988)	(19,988)
Net cash used in financing activities	(4,003,764)	(423,339)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4,178)	(5,790)
Net increase in cash, cash equivalents and restricted cash	517,908	291,800
Less: Net (decrease) increase in cash, cash equivalents and restricted cash from discontinued operations	(423,813)	270,565
Net increase in cash, cash equivalents and restricted cash from continuing operations	941,721	21,235
Cash, cash equivalents and restricted cash of continuing operations at beginning of the year	415,420	518,920
Cash, cash equivalents and restricted cash of continuing operations at end of the period	$1,357,141	$540,155

DAVITA INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(dollars in thousands, except share data)

	September 30, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$1,253,256	$323,038
Restricted cash and equivalents	103,885	92,382
Short-term investments	100,713	2,935
Accounts receivable, net	1,901,225	1,858,608
Inventories	98,641	107,381
Other receivables	474,145	469,796
Income tax receivable	16,236	68,614
Prepaid and other current assets	50,617	111,840
Current assets held for sale, net	—	5,389,565
Total current assets	3,998,718	8,424,159
Property and equipment, net of accumulated depreciation of $3,792,683 and $3,524,098, respectively	3,419,238	3,393,669
Operating lease right-of-use assets	2,781,288	—
Intangible assets, net of accumulated amortization of $78,437 and $80,566, respectively	117,666	118,846
Equity method and other investments	219,386	224,611
Long-term investments	35,041	35,424
Other long-term assets	114,834	71,583
Goodwill	6,765,659	6,841,960
	$17,451,830	$19,110,252
LIABILITIES AND EQUITY
Accounts payable	$332,136	$463,270
Other liabilities	716,023	595,850
Accrued compensation and benefits	662,826	658,913
Current portion of operating lease liabilities	374,214	—
Current portion of long-term debt	121,441	1,929,369
Current liabilities held for sale	—	1,243,759
Total current liabilities	2,206,640	4,891,161
Long-term operating lease liabilities	2,682,125	—
Long-term debt	8,014,475	8,172,847
Other long-term liabilities	135,087	450,669
Deferred income taxes	604,921	562,536
Total liabilities	13,643,248	14,077,213
Commitments and contingencies
Noncontrolling interests subject to put provisions	1,296,059	1,124,641
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)	—	—
Common stock ($0.001 par value, 450,000,000 shares authorized; 166,540,590 and 166,387,307 shares issued and 133,888,864 and 166,387,307 shares outstanding, respectively)	167	166
Additional paid-in capital	906,990	995,006
Retained earnings	3,349,180	2,743,194
Treasury stock (32,651,726 and zero shares, respectively)	(1,860,157)	—
Accumulated other comprehensive loss	(77,604)	(34,924)
Total DaVita Inc. shareholders' equity	2,318,576	3,703,442
Noncontrolling interests not subject to put provisions	193,947	204,956
Total equity	2,512,523	3,908,398
	$17,451,830	$19,110,252

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2019
	September 30, 2019	June 30, 2019	September 30, 2018
1. Consolidated business metrics:
Operating income margin	13.0%	16.2%	10.2%	13.9%
Adjusted operating income margin excluding certain items(1)(5)	15.9%	16.2%	11.0%	15.4%
General and administrative expenses as a percent of consolidated revenues(2)	10.3%	9.7%	11.8%	9.7%
Effective income tax rate on income from continuing operations	23.8%	23.5%	31.1%	24.3%
Effective income tax rate on income from continuing operations attributable to DaVita Inc.(1)	30.3%	28.0%	41.4%	29.8%
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.(1)	27.6%	27.9%	38.0%	28.4%

2. Summary of division financial results:
Revenues
U.S. net dialysis and related lab patient services and other	$2,691	$2,637	$2,577	$7,876
Other—Ancillary services and strategic initiatives
U.S. other	118	114	191	341
International net dialysis patient service and other	131	125	113	376
	248	239	304	717
Eliminations	(36)	(34)	(34)	(104)
Total consolidated revenues	$2,904	$2,843	$2,847	$8,490
Operating income (loss)
U.S. dialysis and related lab services	$501	$499	$390	$1,417
Other—Ancillary services and strategic initiatives
U.S.	(15)	(16)	(50)	(45)
International	(83)	1	(10)	(125)
	(98)	(15)	(60)	(170)
Corporate administrative support expenses	(25)	(22)	(41)	(66)
Total consolidated operating income	$378	$462	$289	$1,181

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2019
	September 30, 2019	June 30, 2019	September 30, 2018
3. Summary of reportable segment financial results:
U.S. Dialysis and Related Lab Services
Revenue:
Net dialysis and related lab patient service revenues	$2,681	$2,632	$2,572	$7,855
Other revenues	10	6	5	21
Total operating revenues	2,691	2,637	2,577	7,876
Operating expenses:
Patient care costs	1,813	1,785	1,819	5,396
General and administrative	235	216	233	648
Depreciation and amortization	148	145	139	433
Equity investment income	(5)	(7)	(4)	(17)
Total operating expenses	2,191	2,139	2,187	6,459
Segment operating income	$501	$499	$390	$1,417

4. U.S. Dialysis and Related Lab Services Business metrics:
Volume
Treatments	7,673,191	7,520,587	7,377,277	22,491,237
Number of treatment days	79.0	78.0	78.0	233.6
Average treatments per day	97,129	96,418	94,580	96,281
Per day year over year increase	2.7%	2.6%	4.0%	2.7%
Normalized non-acquired treatment growth year over year	2.2%	2.1%	3.3%
Operating net revenues
Dialysis and related lab services net revenue per treatment	$349.41	$349.97	$348.62	$349.26
Expenses
Patient care costs per treatment	$236.32	$237.34	$246.55	$239.90
General and administrative expenses per treatment	$30.63	$28.68	$31.64	$28.80
Accounts receivable
Net receivables	$1,719	$1,816	$1,643
DSO	60	63	59

5. Discontinued operations:
Operating results
Net revenues	$—	$1,331	$1,253	$2,713
Expenses	2	1,202	1,261	2,542
Valuation adjustment	—	—	98	—
(Loss) income from operations of discontinued operations before taxes	(2)	129	(106)	171
Loss on sale of discontinued operations, before taxes	—	(23)	—	(23)
Income tax expense	5	27	106	45
Net (loss) income from discontinued operations, net of tax	$(7)	$79	$(212)	$103

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2019
	September 30, 2019	June 30, 2019	September 30, 2018
6. Cash Flow:
Operating cash flow	$641	$610	$458	$1,392
Operating cash flow from continuing operations	$648	$574	$362	$1,295
Operating cash flow from continuing operations, last twelve months	$1,602	$1,316	$1,460
Free cash flow from continuing operations (new definition)(1)	$437	$393	$115	$711
Free cash flow from continuing operations, last twelve months (new definition)(1)	$722	$400	$498
Capital expenditures from continuing operations:
Routine maintenance/IT/other	$84	$61	$90	$225
Development and relocations	$90	$95	$130	$284
Acquisition expenditures	$11	$54	$22	$75
Proceeds from sale of self-developed properties	$12	$14	$7	$38

7. Debt and Capital Structure:
Total debt(3)(4)	$8,212	$9,004	$10,278
Net debt, net of cash and cash equivalents(3)(4)	$6,959	$5,428	$9,830
Leverage ratio (see calculation on page 13)	3.21x	2.47x	4.29x
Weighted average effective interest rate:
During the quarter	5.09%	5.17%	4.93%
At end of the quarter	4.66%	5.30%	5.03%
On the senior secured credit facilities at end of the quarter	4.30%	5.31%	4.80%
Debt with fixed and capped rates as a percentage of total debt:
Debt with rates fixed by its terms	44%	54%	47%
Debt with rates capped by cap agreements	86%	93%	81%
Amount spent on share repurchases	$1,748	$112	$344	$1,860
Number of shares repurchased	30,591,750	2,059,976	4,849,051	32,651,726
Certain columns, rows or percentages may not sum or recalculate due to the use of rounded numbers.
_________________

(1)
These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, and for a definition of adjusted amounts, see attached reconciliation schedules.

(2)	General and administrative expenses includes certain corporate support, long-term incentive compensation and advocacy costs.

(3)
The reported balance sheet amounts at September 30, 2019, June 30, 2019 and September 30, 2018, exclude $76.0 million, $34.5 million and $53.6 million, respectively, of debt discount associated with the Term Loan B and other deferred financing costs related to our senior secured credit facilities and senior notes in effect at that time. The reported balance sheet amounts exclude DMG debt which is classified as held for sale liabilities as of September 30, 2018.

(4)	The reported total debt and net debt, net of cash and cash equivalents, excludes DMG cash and debt classified as held for sale assets and liabilities, respectively, as of September 30, 2018.

(5)	Adjusted operating income margin is a calculation of adjusted operating income divided by consolidated revenues.

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA-continued
(unaudited)
(dollars in thousands)
Note 1: Calculation of the Leverage Ratio
Under our new senior secured credit facilities (the New Credit Agreement) dated August 12, 2019 and our prior senior secured credit facilities (the Prior Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, not to exceed certain limits under the New Credit Agreement, including short-term investments, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its new Term Loan A and new revolving line of credit under the New Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratios were calculated using “Consolidated EBITDA” as defined in the credit agreement that was in effect at the end of each period. The calculation below is based on the last twelve months of “Consolidated EBITDA”, as of the end of the reported period and pro forma for routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to users to enhance their understanding of the Company’s leverage ratio under its credit agreement in effect at that time. The leverage ratio calculated by the Company is a non-GAAP measure and should not be considered a substitute for debt to net income attributable to DaVita Inc., net income attributable to DaVita Inc. or total debt as determined in accordance with United States generally accepted accounting principles (GAAP). For the periods ended June 30, 2019 and September 30, 2018, as allowed by our Prior Credit Agreement, the Company elected to calculate debt using GAAP in effect at the commencement of the Prior Credit Agreement; therefore, the Company did not adjust its debt balance to include the lease liabilities under ASC Topic 842. The Company’s calculation of its leverage ratio might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures by other companies.

	Rolling twelve months ended
	September 30, 2019	June 30, 2019	September 30, 2018
Net income attributable to DaVita Inc.	$624,922	$548,180	$612,562
Income taxes	249,686	236,479	(7,200)
Interest expense	437,513	476,507	430,674
Depreciation and amortization	611,841	601,927	619,836
Impairment charges	124,892	47,130	300,510
Noncontrolling interests and equity investment income, net	210,641	194,434	175,470
Stock-settled stock-based compensation	56,784	77,766	66,057
Debt prepayment charges	33,402	12,160	—
Gain on changes in ownership interest, net	(28,152)	(26,646)	(57,547)
Other	24,088	56,176	125,583
“Consolidated EBITDA”	$2,345,617	$2,224,113	$2,265,945

	September 30, 2019	June 30, 2019	September 30, 2018
Total debt, excluding debt discount and other deferred financing costs(1)	$8,211,895	$9,003,631	$10,314,797
Letters of credit issued	72,777	72,763	37,187
	8,284,672	9,076,394	10,351,984
Less: Cash and cash equivalents including short-term investments(2)	(750,000)	(3,578,751)	(625,427)
Consolidated net debt	$7,534,672	$5,497,643	$9,726,557
Last twelve months “Consolidated EBITDA”	$2,345,617	$2,224,113	$2,265,945
Leverage ratio	3.21x	2.47x	4.29x
_________________

(1)
The reported total debt amounts at September 30, 2019, June 30, 2019 and September 30, 2018, exclude $76.0 million, $34.5 million and $53.6 million, respectively, of debt discount associated with the Term Loan B and other deferred financing costs under the senior secured credit agreement in effect at that time.

(2)
Excluding DMG’s-physician owned entities' cash for the twelve months ended September 30, 2018 and amounts not readily convertible to cash related to the Company's non-qualified deferred compensation plans for all periods presented. The Company's New Credit Agreement limits the amount deducted for cash and cash equivalents to the lesser of all unrestricted cash and cash equivalents of the Company or $750 million.

Under the New Credit Agreement, the Company’s leverage ratio is not permitted to exceed 5.00 to 1.00 as of September 30, 2019. At that date the Company’s leverage ratio did not exceed 5.00 to 1.00.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
Note on Non-GAAP Financial Measures
As used in this press release, the term “adjusted” refers to non-GAAP measures as follows, each as reconciled to its most comparable GAAP measure as presented in the non-GAAP reconciliations in the notes to this press release: (i) for income measures, the term “adjusted” refers to operating performance measures that exclude certain items such as impairment charges, (gain) loss on ownership changes, restructuring charges, debt prepayment charges and gains and charges associated with settlements; and (ii) the term “effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.” represents the Company’s effective tax rate excluding applicable non-GAAP items and noncontrolling owners’ income, which primarily relates to non-tax paying entities.
These non-GAAP or “adjusted” measures are presented because management believes these measures are useful adjuncts to GAAP results. However, these non-GAAP measures should not be considered alternatives to the corresponding measures determined under GAAP.
Specifically, we use adjusted operating income, adjusted net income from continuing operations attributable to DaVita Inc. and adjusted diluted net income from continuing operations per share attributable to DaVita Inc. to compare and evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe these non-GAAP measures are useful to management, investors and analysts in evaluating our performance over time and relative to competitors, as well as in analyzing the underlying trends in our business. We also believe these presentations enhance a user's understanding of our normal consolidated operating income by excluding certain items which we do not believe are indicative of our ordinary results of operations. As a result, adjusting for these amounts allows for comparison to our normalized prior period results.
In addition, the effective income tax rate on income from continuing operations attributable to DaVita Inc. excludes noncontrolling owners' income, which primarily relates to non-tax paying entities, and the effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. excludes noncontrolling owners' income and certain non-deductible and other charges which we do not believe are indicative of our ordinary results. Accordingly, we believe these adjusted effective income tax rates are useful to management, investors and analysts in evaluating our performance and establishing expectations for income taxes incurred on our ordinary results attributable to DaVita Inc.
Finally, under our new definition, free cash flow from continuing operations represents net cash provided by operating activities from continuing operations less distributions to noncontrolling interests and all capital expenditures (including development capital expenditures, routine maintenance and information technology); plus contributions from noncontrolling interests and sale leaseback proceeds. We believe this non-GAAP measure is useful to management, investors and analysts as an adjunct to cash flows from operating activities from continuing operations and other measures under GAAP, since free cash flow from continuing operations is meaningful for assessing our ability to fund acquisition and meet our debt service obligations.
It is important to bear in mind that these non-GAAP "adjusted" measures are not measures of financial performance or liquidity under GAAP and should not be considered in isolation from, nor as substitutes for, their most comparable GAAP measures.
The following Notes 2 through 5 provide reconciliations of the non-GAAP financial measures presented in this press release to their most comparable GAAP measures.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands, except for per share data)

Note 2:	Adjusted net income from continuing operations and adjusted diluted net income from continuing operations per share attributable to DaVita Inc.

	Three months ended
	September 30, 2019		June 30, 2019		September 30, 2018
	Dollars	Per share	Dollars	Per share	Dollars	Per share
Net income from continuing operations attributable to DaVita Inc.	$150,113	$0.99	$194,223	$1.16	$73,371	$0.44
Operating charges:
Goodwill impairment charges	83,855	0.55	—	—	—	—
Impairment of other assets	—	—	—	—	6,093	0.04
Restructuring charges	—	—	—	—	11,366	0.07
Loss on changes in ownership interests, net	—	—	—	—	1,506	0.01
Equity investment loss:
Loss due to impairments in the APAC JV	—	—	—	—	5,995	0.04
Debt prepayment, refinancing and redemption charges	21,242	0.14	12,160	0.07	—	—
Related income tax	(23,236)	(0.15)	(3,130)	(0.02)	(5,190)	(0.03)
Adjusted net income from continuing operations attributable to DaVita Inc.	$231,974	$1.53	$203,253	$1.22	$93,141	$0.56

	Nine months ended
	September 30, 2019		September 30, 2018
	Dollars	Per share	Dollars	Per share
Net income from continuing operations attributable to DaVita Inc.	$464,590	$2.87	$463,989	$2.66
Operating charges:
Goodwill impairment charges	124,892	0.77	3,106	0.02
Impairment of other assets	—	—	17,338	0.10
Restructuring charges	—	—	11,366	0.07
Gain on changes in ownership interests, net	—	—	(32,451)	(0.19)
Debt prepayment, refinancing and redemption charges	33,402	0.21	—	—
Equity investment loss:
Loss due to impairments in the APAC JV	—	—	5,995	0.03
Related income tax	(35,231)	(0.22)	(2,538)	(0.01)
Adjusted net income from continuing operations attributable to DaVita Inc.	$587,653	$3.64	$466,805	$2.68
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)

Note 3:    Adjusted operating income

	Three months ended			Nine months ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Consolidated:
Operating income	$378,336	$461,886	$289,038	$1,180,729	$1,137,916
Operating charges:
Goodwill impairment charges	83,855	—	—	124,892	3,106
Impairment of other assets	—	—	6,093	—	17,338
Restructuring charges	—	—	11,366	—	11,366
Loss (gain) on changes in ownership interests, net	—	—	1,506	—	(32,451)
Equity investment loss:
Loss due to impairments in the APAC JV	—	—	5,995	—	5,995
Adjusted operating income	$462,191	$461,886	$313,998	$1,305,621	$1,143,270

	Three months ended			Nine months ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Consolidated:
U.S. dialysis and related lab services:
Segment operating income	$500,742	$498,957	$390,006	$1,416,680	$1,272,828
Other - Ancillary services and strategic initiatives:
U.S.
Segment operating loss	$(14,928)	$(15,652)	$(50,170)	$(45,498)	$(51,403)
Impairment of other assets	—	—	6,093	—	17,338
Restructuring charges	—	—	11,366	—	11,366
Loss (gain) on changes in ownership interests	—	—	1,506	—	(33,699)
Adjusted operating loss	$(14,928)	$(15,652)	$(31,205)	$(45,498)	$(56,398)
International
Segment operating (loss) income	$(82,797)	$602	$(9,963)	$(124,906)	$(12,904)
Operating charges:
Goodwill impairment charges	83,855	—	—	124,892	3,106
Loss on changes in ownership interests	—	—	—	—	1,248
Equity investment loss:
Loss due to impairments in the APAC JV	—	—	5,995	—	5,995
Adjusted operating income (loss)	$1,058	$602	$(3,967)	$(14)	$(2,555)
Adjusted Other - Ancillary services and strategic initiatives operating loss	$(13,870)	$(15,050)	$(35,172)	$(45,513)	$(58,952)
Corporate administrative support expenses	$(24,681)	$(22,021)	$(40,836)	$(65,546)	$(70,605)
Adjusted operating income	$462,191	$461,886	$313,998	$1,305,621	$1,143,270
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)
Note 4:    Effective income tax rates on income from continuing operations attributable to DaVita Inc.

	Three months ended			Nine months ended September 30, 2019
	September 30, 2019	June 30, 2019	September 30, 2018
Income from continuing operations before income taxes	$273,785	$323,703	$167,118	$813,416
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(58,502)	(53,916)	(41,880)	(151,426)
Income before income taxes attributable to DaVita Inc.	$215,283	$269,787	$125,238	$661,990

Income tax expense	$65,254	$75,938	$52,047	$197,938
Less: Income tax attributable to noncontrolling interests	(84)	(374)	(180)	(538)
Income tax expense attributable to DaVita Inc.	$65,170	$75,564	$51,867	$197,400

Effective income tax rate on income from continuing operations attributable to DaVita Inc.	30.3%	28.0%	41.4%	29.8%
The effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. is computed as follows:

	Three months ended			Nine months ended September 30, 2019
	September 30, 2019	June 30, 2019	September 30, 2018
Income from continuing operations before income taxes	$273,785	$323,703	$167,118	$813,416
Operating charges:
Goodwill impairment charges	83,855	—	—	124,892
Impairment of other assets	—	—	6,093	—
Restructuring charges	—	—	11,366	—
Loss on changes in ownership interests, net	—	—	1,506	—
Debt prepayment, refinancing and redemption charges	21,242	12,160	—	33,402
Equity investment loss:
Loss due to impairments in the APAC JV	—	—	5,995	—
Noncontrolling owners’ income primarily attributable to non-tax paying entities	(58,502)	(53,916)	(41,880)	(151,426)
Adjusted income from continuing operations before income taxes attributable to DaVita Inc.	$320,380	$281,947	$150,198	$820,284
Income tax expense	$65,254	$75,938	$52,047	$197,938
Add income tax related to:
Operating charges:
Goodwill impairment charges	17,768	—	—	26,633
Impairment of other assets	—	—	1,568	—
Restructuring charges	—	—	2,926	—
Loss on changes in ownership interests, net	—	—	388	—
Debt prepayment, refinancing and redemption charges	5,468	3,130	—	8,598
Equity investment loss:
Loss due to impairments in the APAC JV	—	—	308	—
Less income tax related to:
Noncontrolling interests	(84)	(374)	(180)	(538)
Income tax on adjusted income from continuing operations attributable to DaVita Inc.	$88,406	$78,694	$57,057	$232,631
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.	27.6%	27.9%	38.0%	28.4%
Certain columns, rows or percentages may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)

Note 5:    Free cash flow from continuing operations (new definition)

	Three months ended			Nine months ended September 30, 2019
	September 30, 2019	June 30, 2019	September 30, 2018
Net cash provided by continuing operating activities	$647,553	$574,203	$361,786	$1,294,820
Less: Distributions to noncontrolling interests	(61,456)	(51,484)	(45,667)	(157,170)
Plus: Contributions to noncontrolling interests	12,814	12,334	11,610	44,095
Cash provided by continuing operating activities attributable to DaVita Inc.	598,911	535,053	327,729	1,181,745
Less: Expenditures for routine maintenance and information technology	(83,513)	(61,298)	(90,154)	(225,201)
Less: Expenditures for development	(89,752)	(95,028)	(129,593)	(283,516)
Plus: Proceeds from sale of self-developed properties	11,616	14,392	6,921	38,452
Free cash flow from continuing operations (new definition)	$437,262	$393,119	$114,903	$711,480

	Rolling 12-Month Period
	September 30, 2019	June 30, 2019	September 30, 2018
Net cash provided by continuing operating activities	$1,602,098	$1,316,331	$1,460,394
Less: Distributions to noncontrolling interests	(213,938)	(198,149)	(185,102)
Plus: Contributions to noncontrolling interests	53,227	52,023	66,575
Cash provided by continuing operating activities attributable to DaVita Inc.	1,441,387	1,170,205	1,341,867
Less: Expenditures for routine maintenance and information technology	(363,946)	(370,587)	(367,648)
Less: Expenditures for development	(406,309)	(446,150)	(515,962)
Plus: Proceeds from sale of self-developed properties	51,058	46,363	39,736
Free cash flow from continuing operations (new definition)	$722,190	$399,831	$497,993
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.